                                                                    EXHIBIT 99.4


                        IDEC PHARMACEUTICALS CORPORATION

                        1995 EMPLOYEE STOCK PURCHASE PLAN

                   AMENDED AND RESTATED EFFECTIVE MAY 20, 1999


        I.      PURPOSE OF THE PLAN

                This Employee Stock Purchase Plan is intended to promote the interests of IDEC Pharmaceuticals Corporation by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

                Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

        II.     ADMINISTRATION OF THE PLAN

                The Compensation Committee of the Board in its capacity as Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for proper administration of the Plan as it may deem necessary or appropriate. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

        III.    STOCK SUBJECT TO PLAN

                A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 695,000 shares, inclusive of the 200,000 share increase which the Board authorized on January 13, 1999 and the stockholders approved at the 1999 Annual Meeting held on May 20, 1999.

                B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date or purchasable in the aggregate by all Participants on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

        IV.     OFFERING PERIODS

                A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

                B. Each offering period shall be of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date. The initial offering period commenced on the Effective Date and ended on the last business day in June 1997; the next offering period commenced on the first business day in July 1997 and terminated on the last business day in June 1998. A new offering period commenced on the first business day in July 1998 and shall end on the last business day in December 1999. Subsequent offering periods shall commence as designated by the Plan Administrator.

                C. Each offering period shall be comprised of a series of successive quarterly Purchase Periods. Purchase Periods shall commence on the first business day in July, October, January and April each year and shall end on the last business day in the following September, December, March and June, respectively, each year. Accordingly, there shall be a maximum of eight (8) quarterly Purchase Periods within each offering period.

                D. Under no circumstances shall any offering period commence under the Plan, nor shall any shares of Common Stock be issued hereunder, until such time as (i) the Plan shall have been approved by the Corporation's stockholders and (ii) the Corporation shall have complied with all applicable requirements of the Securities Act, all applicable listing requirements of any securities exchange (or the Nasdaq National Market if applicable) on which shares of the Common Stock are listed for trading and all other applicable statutory and regulatory requirements.

V.      ELIGIBILITY

                A. Each Eligible Employee shall be eligible to enter an offering period under the Plan on the start date of any Purchase Period (within that offering period) which begins on or after his or her completion of thirty
(30) days of continuous service with the Corporation or any Corporate Affiliate, provided he or she remains an Eligible Employee on such start date. The date such individual enters the offering period shall be designated his or her Entry Date for purposes of that offering period.

                B. To participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization form) and file such forms with the Plan Administrator (or its designate) prior to his or her scheduled Entry Date. However, each individual who was a Participant in the offering period that commenced July 1, 1997 and that terminated on June 30, 1998 shall automatically be enrolled in the offering period commencing July 1, 1998 and ending December 31, 1999, provided the Participant is an Eligible Employee on July 1, 1998. Accordingly, July 1, 1998 shall be the Entry Date for each such Participant for the new offering period.


                                       2.

VI.     PAYROLL DEDUCTIONS

                A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock in an offering period may be any multiple of one percent (1%) of the Eligible Earnings paid to the Participant during each Purchase Period within that offering period, up to a maximum of ten percent (10%). The deduction rate so authorized shall continue in effect for the remainder of the offering period, except to the extent such rate is changed in accordance with the following guidelines:

                        (i) The Participant may, at any time during an offering period, reduce his or her rate of payroll deduction to any lower multiple of one percent of Eligible Earnings to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one
        (1) such reduction per Purchase Period.

                        (ii) The Participant may, prior to the commencement of any new Purchase Period within the offering period, increase or decrease the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator prior to the start date of that Purchase Period. The new rate (which may not exceed the ten percent (10%) maximum) shall become effective as of the start date of the first Purchase Period following the filing of such form.

                B. Payroll deductions shall begin on the first pay day following the Participant's Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

                C. Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.

                D. The Participant's acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.


                                       3.

VII.    PURCHASE RIGHTS

                A. GRANT OF PURCHASE RIGHT. A Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Participant's Entry Date into the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments over the remainder of such offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

                Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

                B. EXERCISE OF THE PURCHASE RIGHT. Each purchase right shall be automatically exercised in installments on each Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than any Participant whose payroll deductions have previously been refunded in accordance with the Termination of Purchase Right provisions below) on each such Purchase Date. The purchase shall be effected by applying the Participant's payroll deductions for the Purchase Period ending on such Purchase Date (together with any carryover deductions from the preceding Purchase Period) to the purchase of whole shares of Common Stock (subject to the limitation on the maximum number of shares purchasable per Participant on any one Purchase Date) at the purchase price in effect for the Participant for that Purchase Date.

                C. PURCHASE PRICE. The purchase price per share at which Common Stock will be purchased on the Participant's behalf on each Purchase Date within the offering period shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date. However, for each Participant whose Entry Date is other than the start date of the offering period, the clause
(i) amount shall in no event be less than the Fair Market Value per share of Common Stock on the start date of that offering period.

                D. NUMBER OF PURCHASABLE SHARES. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Period ending with that Purchase Date (together with any carryover deductions from the preceding Purchase Period) by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed 2,500 shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization.


                                       4.

However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease the limitation to be in effect for the number of shares purchasable per Participant on each Purchase Date during that offering period.

                In addition, the maximum aggregate number of shares of Common Stock purchasable by all Participants on a particular Purchase Date (the "Aggregate Limit") during the offering period which began July 1, 1998 shall not exceed the number below such Purchase Date on the following chart:


Purchase Date     9/30/98      12/31/98      3/31/99      6/30/99      9/30/99      12/31/99
--------------------------------------------------------------------------------------------
Maximum
Purchasable        17,000       18,000       19,000       20,000        20,000       21,000
Shares
--------------------------------------------------------------------------------------------

                However, if the Aggregate Limit for a particular Purchase Date exceeds the number of shares of Common Stock actually purchased by all Participants on that Purchase Date, then the number of shares equal to such excess shall be carried over to the subsequent Purchase Date and thereby increase the Aggregate Limit in effect for that date.

                E. EXCESS PAYROLL DEDUCTIONS. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Purchase Date shall be promptly refunded.

                F. TERMINATION OF PURCHASE RIGHT. The following provisions shall govern the termination of outstanding purchase rights:

                        (i) A Participant may, at any time at least five (5) business days prior to the next Purchase Date in the offering period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the Purchase Period in which such termination occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.


                                       5.

                        (ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) prior to his or her scheduled Entry Date into that offering period.

                        (iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then such individual (or the personal representative of the estate of a deceased Participant) shall have the following election, exercisable up until the end of the Purchase Period in which such cessation of Eligible Employee status occurs:

                                (A)     to withdraw all of the Participant's
                payroll deductions to date during that Purchase Period or

                                (B) to have such funds held for the purchase of shares on the next Purchase Date.

                                In the absence of such a timely election, the
                Participant's payroll deductions shall be refunded as soon as possible after the close of the Purchase Period. In no event, however, may any payroll deductions be made on the Participant's behalf following his/her cessation of Eligible Employee status.

                        (iv) Should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the election, exercisable up until the last business day of the Purchase Period in which such leave commences, to
        (a) withdraw all the funds in the Participant's payroll account at the time of the commencement of such leave or (b) have such funds held for the purchase of shares at the end of such Purchase Period. In no event, however, shall any further payroll deductions be added to the Participant's account during such unpaid leave. Upon the Participant's return to active service, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, provided the Participant returns to service prior to the expiration date of the offering period in which such leave began.

                G. CORPORATE TRANSACTION. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Corporate Transaction, by applying the payroll deductions of each Participant for the Purchase Period in which such Corporate Transaction occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per


                                       6.

share of Common Stock on the Participant's Entry Date into the offering period in which such Corporate Transaction occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. However, the applicable limitation on the number of shares purchasable per Participant shall continue to apply to any such purchase, and the clause (i) amount above shall not, for any Participant whose Entry Date for the offering period is other than the start date of that offering period, be less than the Fair Market Value per share of Common Stock on such start date.

                The Corporation shall use its best efforts to provide at least ten (10)-days prior written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Corporate Transaction.

                H. PRORATION OF PURCHASE RIGHTS. Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

                I. ASSIGNABILITY. No purchase right granted under the Plan shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution following the Participant's death, and during the Participant's lifetime the purchase right shall be exercisable only by the Participant.

                J. STOCKHOLDER RIGHTS. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

                A Participant shall be issued, as soon as practicable after the date of each purchase, a stock certificate for the number of shares purchased on the Participant's behalf. Such certificate may, upon the Participant's request, be issued in the names of the Participant and his/her spouse as community property or as joint tenants with right of survivorship. Alternatively, the stock certificate may be delivered to a designated stock brokerage account maintained for the Participant and held in "street name" in order to facilitate the subsequent sale of the purchased shares.

        VIII.   ACCRUAL LIMITATIONS

                A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and
(ii) similar rights accrued under other employee stock purchase plans


                                       7.

(within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

                B. For purposes of applying such accrual limitations, the following provisions shall be in effect:

                        (i) The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each Purchase Date during the offering period on which such right remains outstanding.

                        (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value of such stock on the date or dates of grant) for each calendar year such rights were at any time outstanding.

                C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Period, then the payroll deductions which the Participant made during that Purchase Period with respect to such purchase right shall be promptly refunded.

                D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

        IX.     EFFECTIVE DATE AND TERM OF THE PLAN

                A. The Plan was adopted by the Board on January 25, 1995 and was approved by the Corporation's stockholders at the 1995 Annual Meeting.

                B. On February 24, 1997, the Board amended the Plan to increase the total share reserve available for issuance under the Plan by an additional 150,000 shares, and such increase was approved by the Corporation's stockholders at the 1997 Annual Meeting. The Plan was subsequently amended and restated effective July 1, 1998, to effect the following changes: (i) to limit the duration of the offering period beginning July 1, 1998 to an eighteen (18) month period ending on December 31, 1999, (ii) to impose limits on the maximum number of shares of Common Stock that may be purchased in the aggregate by all Participants on each Purchase Date in the offering period commencing July 1, 1998; (iii) to delete the automatic reset feature of Plan under which a new offering period would automatically commence if the Fair Market Value per share of Common Stock on any Purchase Date within an offering period is less than the Fair


                                       8.

Market Value per share of Common Stock on the start date of that offering period; and (iv) to provide that the Plan may be amended or terminated to the extent necessary to prevent the recognition of compensation expense for financial accounting purposes should the accounting principles applicable to the Plan change. The Plan was subsequently amended and restated on January 13, 1999 to effect the following changes: (i) increase the total share reserve available for issuance under the Plan by an additional 200,000 shares of Common Stock, subject to stockholder approval at the 1999 Annual Meeting, and (ii) to give the Plan Administrator the discretionary authority to increase or decrease the limitation to be in effect for the number of shares purchasable per Participant on each Purchase Date. No purchase rights shall be granted on the basis of the 200,000-share increase authorized by the January 13, 1999 Amendment unless and until that amendment is approved by the stockholders. Such amendment was so approved at the 1999 Annual Stockholders Meeting held on May 20, 1999.

                C. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in June 2005, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Corporate Transaction. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following its termination.

        X.      AMENDMENT OF THE PLAN

                A. The Board may alter, amend, suspend or discontinue the Plan at any time to become effective immediately following the close of any Purchase Period. However, the Plan may be amended or terminated immediately upon Board action, if and to the extent necessary to assure that the Corporation will not recognize, for financial accounting purposes, any compensation expense in connection with the shares of Common Stock offered for purchase under the Plan, should the financial accounting rules applicable to the Plan on the Effective Date be subsequently revised so as to require the recognition of compensation expense in the absence of such amendment or termination.

                B. In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Corporation's stockholders: (i) materially increase the number of shares of Common Stock issuable under the Plan except for permissible adjustments in the event of certain changes in the Corporation's capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

        XI.     GENERAL PROVISIONS

                A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.


                                       9.

                B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

                C. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.


                                      10.

                                   SCHEDULE A
                          CORPORATIONS PARTICIPATING IN
                          EMPLOYEE STOCK PURCHASE PLAN
                            AS OF THE EFFECTIVE DATE



                        IDEC Pharmaceuticals Corporation

                                    APPENDIX


                The following definitions shall be in effect under the Plan:

                A.      BOARD shall mean the Corporation's Board of Directors.

                B. CODE shall mean the Internal Revenue Code of 1986, as amended.

                C.      COMMON STOCK shall mean the Corporation's common stock.

                D. CORPORATE AFFILIATE shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section
424), whether now existing or subsequently established.

                E. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

                        (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                        (ii) sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation.

                F. EFFECTIVE DATE shall mean July 3, 1995, the first business day in July 1995. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Date shall designate a subsequent Effective Date with respect to its employee-Participants.

                G. ELIGIBLE EARNINGS shall mean the (i) regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in the Plan, plus (ii) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate, plus (iii) all of the following amounts to the extent paid in cash: overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments. However, Eligible Earnings shall NOT include any contributions (other than Code
Section 401(k) or Code Section 125 contributions deducted from Eligible Earnings) made on the Participant's behalf by the Corporation or any Corporate Affiliate to any deferred compensation plan or welfare benefit program now or hereafter established.


                                          A-1.

                H. ELIGIBLE EMPLOYEE shall mean any person who is engaged, on a regularly-scheduled basis of more than twenty (20) hours per week for more than five (5) months per calendar year, in the rendition of personal services to any Participating Corporation as an employee for earnings considered wages under Code Section 3401(a).

                I. ENTRY DATE shall mean the date an Eligible Employee first commences participation in the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Date.

                J. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                        (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                        (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                K. PARTICIPANT shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

                L. PARTICIPATING CORPORATION shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan as of the Effective Date are listed in attached Schedule A.

                M. PLAN shall mean the Corporation's 1995 Employee Stock Purchase Plan, as set forth in this document.

                N. PLAN ADMINISTRATOR shall mean the Compensation Committee of the Board in its capacity as administrator of the Plan.

                O. PREDECESSOR PLAN shall mean the Corporation's existing Employee Stock Purchase Plan.


                                          A-2.

                P. PURCHASE PERIOD shall mean each successive period within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

                Q. PURCHASE DATE shall mean the last business day of each Purchase Period. The initial Purchase Date shall be September 30, 1995.

                R. SECURITIES ACT shall mean the Securities Act of 1933, as amended.

                S. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.


                                          A-3.